EXHIBIT 11

      Exhibit 11.1 - Statement Regarding Computation of Earnings Per Share

                                                                                                                     Period from
                                                                                                                    June 27, 1984
                                                                                                                     (Inception)
                                                         Three Months Ended Jan 31       Nine Months Ended Jan 31        to
                                                         ------------------------    ----------------------------
                                                            1998           1997          1998             1997       Jan 31, 1998
                                                         ------------------------    ----------------------------   --------------
Basic loss per share:
   Shares outstanding                                     4,926,896     4,812,333       4,926,896       4,812,333      4,926,896
   Effect of using weighted average common and              (98,368)       (1,299)       (104,065)        (31,704)    (2,818,075)
        common equivalent shares
   Effect of shares issuable under common stock              *             *             *               *                 *
        warrants using the treasury stock method
   Effect of shares issuable under stock options             *             *             *               *                 *
        using the treasury stock method
   SAB No. 83 - for stock options granted at
        exercise price less than the initial public
        offering price during the 12 months preceding
        the initial public offering using the treasury
        method                                               N/A           N/A           N/A             N/A             237,819
                                                         ----------    ----------    ------------    ------------    -----------
Total                                                     4,828,528     4,811,034       4,822,831       4,780,629      2,346,640
                                                         ==========    ==========    ============    ============    ===========

Net loss                                                 $ (556,639)   $ (421,401)   $ (1,794,208)   $ (1,086,396)   $(8,484,634)
                                                         ==========    ==========    ============    ============    ===========

Net loss per share                                       ($    0.12)   ($    0.09)   ($      0.37)   ($      0.23)   ($     3.62)
                                                         ==========    ==========    ============    ============    ===========

Diluted loss per share:
   Shares used in computing basic earnings per share      4,828,528     4,811,034       4,822,831       4,780,629      2,346,640
   Assumed conversion of all series of redeemable
        convertible preferred stock                          None          None          None            None            None
                                                         ----------    ----------    ------------    ------------    -----------

Total                                                     4,828,528     4,811,034       4,822,831       4,780,629      2,346,640
                                                         ==========    ==========    ============    ============    ===========

Net Loss                                                 $ (556,639)   $ (421,401)   $ (1,794,208)   $ (1,086,396)   $(8,484,634)
                                                         ==========    ==========    ============    ============    ===========

Pro forma net loss per share                             $    (0.12)   $    (0.09)   $      (0.37)   $      (0.23)   $     (3.62)
                                                         ==========    ==========    ============    ============    ===========


*  Antidilutive